Exhibit 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of March 11, 2014 (the “Agreement”) is by and among Intellicell Biosciences, Inc., a Nevada corporation (the “Parent”), Intellicell Biosciences, Inc., a New York corporation (“Intellicell”), ICBS Research Corp., a New York corporation (“ICBS”) and Tech-Stem, Inc., a New York corporation (“Tech Stem” and collectively with the Parent, Intellicell and ICBS, the ”Grantors” and each, a “Grantor”), in favor of YA Global Master SPV, Ltd. and its successors and assigns (the “Secured Party”).

WHEREAS, the Secured Party and the Parent have entered into a Securities Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”) pursuant to which the Secured Party will purchase from the Parent a Secured Convertible Debenture (the “Debenture”) in the original principal amount of Two Million One Hundred Thousand and 00/100 Dollars ($2,100,000) and warrants for the purchase of the Parent’s common stock;

WHEREAS, it is a condition precedent to the effectiveness of the Securities Purchase Agreement and the transactions contemplated thereby that the Grantors execute and deliver this Agreement; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Grantor.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

1.1 Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

1.2 Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

1.3 Definitions.

(a) To the extent used in this Agreement and not defined herein, terms defined in the UCC shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) ascribed to such terms in the UCC.  To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

(b) As used in this Agreement, the following terms shall have the meanings indicated below (such meanings to be equally applicable to both the singular and plural forms of such terms):

“Collateral” has the meaning set forth in Section 2.1.

“Deposit Account” has the meaning set forth in Section 6.16.

“Event of Default” shall mean have the meaning set forth in the Debenture.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Intellectual Property” shall mean all present and future trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.  Schedule 4 attached hereto sets forth all Intellectual Property of the Grantors (as such Schedule may be amended, modified or supplemented from time to time).

“Lien” has the meaning set forth in Section 4.2.

“Material Adverse Effect” shall mean any material and adverse affect upon (a) any Grantor’s assets, business, operations, properties or condition, financial or otherwise; (b) any Grantor’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Collateral.

“Obligations” shall mean and include any and all debts, liabilities, obligations, covenants and duties owing by any Grantor to the Secured Party, now existing or hereafter arising of every nature, type, and description, whether liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent, and whether or not evidenced by a note, guaranty or other instrument, and any amendments, extensions, renewals or increases thereof, including, without limitation, all those under (i) the Securities Purchase Agreement, the Debenture, this Agreement and the other Transaction Documents; (ii) any agreement, instrument or document related to the Transaction Documents; or (iii) any other or related documents, and including any interest accruing thereon after insolvency, reorganization or like proceeding relating to the Grantors, whether or not a claim for post-petition interest is allowed in such proceeding, and all costs and expenses of the Secured Party incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including, but not limited to, reasonable attorneys’ fees and expenses and all obligations of the Grantors to the Secured Party to perform acts or refrain from taking any action.

“Permitted Indebtedness” shall mean: (i) indebtedness evidenced by the Debenture; (ii) indebtedness identified on Schedule 1 hereto, (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment, data bases or software by any Grantor, including capital lease obligations with no recourse other than to such equipment, data bases or software; (iv) indebtedness (A) the repayment of which has been subordinated to the payment of the Obligations on terms and conditions acceptable to the Secured Party, in the Secured Party’s sole and exclusive discretion, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of the Debenture; and (C) which is unsecured; (v) unsecured intercompany indebtedness solely between the Parent and its domestic subsidiaries, provided that (x) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by the Company, such domestic subsidiary is controlled by the Company and such domestic subsidiary has joined this Agreement or otherwise executed a security agreement in form and substance substantially similar to this Agreement and (y) any such loan shall be evidenced by an intercompany note that is pledged by the Parent or its domestic subsidiary, as applicable, as collateral pursuant to this Agreement; (vi) reimbursement obligations in respect of letters of credit issued for the account of the Parent or any Grantor for the purpose of securing performance obligations of the Parent or such Grantor incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $25,000 at any one time; and (vii) renewals, extensions and refinancing of any indebtedness described in clause (i), (ii) or (iii) of this subsection.

“Permitted Liens” shall mean (i) the security interest created by this Agreement, (ii) [Intentionally Omitted], (iii) existing Liens disclosed by each Grantor on Schedule 4.2; (iv) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (v) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (vi) non-exclusive licenses, sublicenses, leases or subleases granted to other persons not materially interfering with the conduct of the business of the Grantors; (vii) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (viii) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Grantors and not materially detracting from the value of the property subject thereto; (ix) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (x) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (xi) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (xii) usual and customary set-off rights in leases and other contracts; and (xiii) escrows in connection with acquisitions and dispositions.

“Real Estate” means all leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Grantor, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.  Schedule 5 attached hereto sets forth all Real Estate of the Grantors (as such Schedule may be amended, modified or supplemented from time to time).

“Transaction Documents” shall have the meaning ascribed thereto in the Debenture.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New Jersey; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9 of the UCC; providedfurther that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New Jersey, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

ARTICLE 2.

SECURITY INTEREST

2.1 Grant of Security Interest.

(a) As security for the payment or performance in full of the Obligations, each Grantor hereby pledges to the Secured Party and hereby grants to the Secured Party a security interest in and to all assets and personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all Real Estate, Goods, Inventory, Equipment, Fixtures, Instruments, Documents, Accounts, Contracts and Contract Rights, Chattel Paper, Deposit Accounts, Money, Letters of Credit and Letter-of-Credit Rights, Commercial Tort Claims, Securities and all other Investment Property, General Intangibles, Farm Products, all books and records and information relating to any of the foregoing, all Supporting Obligations, and any and all Proceeds and products of any and all of the foregoing, and as more particularly described on Exhibit A attached hereto (collectively, the “Collateral”).

(b) Each Grantor shall make, execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, mortgages, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Collateral.

2.2 No Assumption of Liability.

The security interest in the Collateral is granted as security only and shall not subject the Secured Party to, or in any way alter or modify any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

3.1 Secured Party Appointed Attorney-In-Fact.

Upon the occurrence and during the continuance of an Event of Default, each Grantor hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of each Grantor or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement or for the purpose of perfecting, confirming, continuing , enforcing or protecting the security interest in the Collateral, including, without limitation, to (a) file one or more financing statements, continuing statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) or other documents; (b) receive and collect all instruments made payable to a Grantor representing any payments in respect of the Collateral or any part thereof and to give full discharge for the same; and (c) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as and when the Secured Party may determine.  To facilitate collection, the Secured Party may notify account debtors and obligors on any Collateral to make payments directly to the Secured Party.  The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full.  The Grantors agree that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

3.2 Secured Party May Perform.

If a Grantor fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Grantors under Section 8.4.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

4.1 Authorization: Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

4.2 Ownership of Collateral; Priority of Security Interest.

Each Grantor represents and warrants that it is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the Permitted Liens.  Except for the Permitted Liens, (a) the security interest granted to the Secured Party hereunder shall be a first priority security interest subject to no other Liens, and (b) no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.3 Location of Collateral.

The Collateral is or will be kept at the address(es) of each Grantor set forth on Schedule 4.3 attached hereto.  Unless otherwise provided herein, the Grantors will not remove any Collateral from such locations without the prior written consent of the Secured Party.

4.4 Location, State of Incorporation and Name of Grantors.

Each Grantor’s principal place of business; state of incorporation, organization or formation; organization id; and exact legal name is set forth on Schedule 4.4 attached hereto.

4.5 SEC Documents; Financial Statements.

Each Grantor has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two (2) years preceding the date hereof (or such shorter period as such Grantor was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  As of their respective dates, to the best knowledge and belief of Steven Victor, the Parent’s Chief Executive Officer, and as further evidenced by their certifications, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of each Grantor included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of each Grantor as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

ARTICLE 5.

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

5.1 Method of Realizing Upon the Collateral: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Secured Party's name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by a Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Secured Party may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof.  Each Grantor hereby acknowledges that (1) any such sale of the Collateral by the Secured Party may be made without warranty, (2) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (3) such actions set forth in clauses (1) and (2) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.

(b) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.4 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect.  Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, the Grantors shall be liable for the deficiency, together with interest thereon at the rate specified in the Debenture for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(d) Each Grantor hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e) The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent permitted by applicable law, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent permitted by applicable law, each Grantor hereby irrevocably waives the benefits of all such laws.

5.2 Section 5.2 Duties Regarding Collateral.

The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Collateral actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

6.1 Existence, Properties, Etc.

Each Grantor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (a) to maintain such Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (b) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect.  A Grantor shall not do, or cause to be done, any act impairing the Grantor’s corporate power or authority (i) to carry on such Grantor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other Transaction Document, including, without limitation, the Guaranty, Pledge Agreement, Intellectual Property Security Agreement and any other mortgages, pledges, or other collateral documents, and any UCC-1 Financing Statement required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder.

6.2 Financial Statements and Reports.

Each Grantor shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request.

6.3 Accounts and Reports.

Each Grantor shall maintain a standard system of accounting in accordance with GAAP and provide, at its sole expense, to the Secured Party the following:

(a) as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of such Grantor in excess of $25,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $25,000; and

(b) within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Grantors, or submitted to or filed by the Grantors with any governmental authority involving or affecting (i) the Grantors that could reasonably be expected to have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Collateral; or (iv) any of the transactions contemplated in this Agreement or the other Transaction Documents (except, in each case, to the extent any such submission, filing, report, financial statement, notice or other document is posted on EDGAR Online).

6.4 Maintenance of Books and Records: Inspection.

Each Grantor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any fiscal year).

6.5 Maintenance and Insurance.

(a) Each Grantor shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

(b) The Grantors shall maintain or cause to be maintained, at their own expense, insurance in form, substance and amounts (including deductibles), which the Grantors deem reasonably necessary to the Grantors’ business, (i) adequate to insure all assets and properties of the Grantors of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Grantors; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with financially sound and reputable insurers.

6.6 Contracts and Other Collateral.

Each Grantor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Collateral to which such Grantor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.

6.7 Defense of Collateral, Etc.

Each Grantor shall defend and enforce (a) its right, title and interest in and to any part of the Collateral; and (b) if not included within the Collateral, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

6.8 Taxes and Assessments.

Each Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon a Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantors in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

6.9 Compliance with Law and Other Agreements.

Each Grantor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which a Grantor is a party or by which such Grantor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

6.10 Notice of Default.

The Grantors will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution. The Grantors shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default, and promptly inform the Secured Party of any events or changes in the financial condition of any Grantor occurring since the date of the last financial statement of such Grantor delivered to the Secured Party, which individually or cumulatively when viewed in light of prior financial statements, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantors.

6.11 Notice of Litigation.

Each Grantor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $25,000, instituted by any persons against a Grantor, or affecting any of the assets of such Grantor, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between a Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of such Grantor.

6.12 Future Subsidiaries.

Schedule 6.12 attached hereto identifies all the subsidiaries of the Grantors.  If any Grantor shall hereafter create or acquire any subsidiary, simultaneously with the creation or acquisition of such subsidiary, such Grantor shall cause such subsidiary to become a party to this Agreement as an additional "Grantor" hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Secured Party in form and substance acceptable to the Secured Party, in its sole and absolute discretion, and to duly execute and/or deliver such other documents, in form and substance reasonably acceptable to the Secured Party, as the Secured Party shall reasonably request with respect thereto, including, without limitation, a mortgage to the extent such subsidiary owns any Real Estate.

6.13 Changes to Identity.

Each Grantor will (a) give the Secured Party at least 30 days' prior written notice of any change in such Grantor's name, identity or organizational structure, (b) maintain its jurisdiction of incorporation, organization or formation as set forth on Schedule 4.4 attached hereto, (c) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

6.14 Perfection of Security Interests.

(a) Financing Statements.  The Grantors hereby irrevocably authorize the Secured Party, at the sole cost and expense of the Grantors, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Grantors or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates.  The Grantors agree to furnish any such information to the Secured Party promptly upon request.  The Grantors also ratify their authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  The Grantors acknowledge that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agree that they will not do so without the prior written consent of the Secured Party.  The Grantors acknowledge and agree that this Agreement constitutes an authenticated record.

(b) Possession.  The Grantors (i) shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement; and (ii) will, where the Collateral is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Secured Party.

(c) Control.  In addition to the provisions set forth in Section 6.16, the Grantors will cooperate with the Secured Party in obtaining control with respect to the Collateral consisting of (i) Investment Property, (ii) Letters of Credit and Letter-of-Credit Rights and (iii) electronic Chattel Paper.

(d) Marking of Chattel Paper.  The Grantors will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

6.15 Notice of Commercial Tort Claims.

Attached as Schedule 6.15 is a list of all Commercial Tort Claims of the Grantors (as such Schedule may be amended, modified or supplemented from time to time). If any Grantor shall at any time acquire a Commercial Tort Claim, such Grantor shall immediately notify the Secured Party in a writing signed by such Grantor which shall (a) provide brief details of said claim and (b) grant to the Secured Party a security interest in said claim and in the proceeds thereof, all upon the terms of this Agreement, in such form and substance satisfactory to the Secured Party.

6.16 Establishment of Deposit Account, Account Control Agreements.

(a) At the request of the Secured Party, the Grantors or any one of them, shall enter into an account control agreement (the “Account Control Agreement”) in form and substance satisfactory to the Secured Party, in its sole and absolute discretion, with respect to each of the Grantor’s deposit accounts, including, without limitation, all savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by each Grantor with any bank, savings and loan association, credit union or other depository institution maintained or used by each Grantor (the “Deposit Accounts”) providing dominion and control over such accounts to the Secured Party such that upon notice by the Secured Party to such bank or other depository institution of the occurrence of an Event of Default all actions under such account shall be taken solely at the Secured Party’s direction.  Each Grantor’s current Deposit Accounts are set forth on Schedule 6.16 (a) attached hereto.

(b) Each Grantor shall cause all cash, all collections and proceeds from accounts receivable, all receipts from credit card payments, and all proceeds from the sale of any Collateral to be deposited only into its Deposit Accounts identified on Schedule 6.16(a) hereto in the ordinary course of business and consistent with past practices.

(c) With respect to each Deposit Account, from an after the occurrence of an Event of Default, the Secured Party shall have the right, at any time and from time to time, to exercise its rights under such Account Control Agreement, including, for the avoidance of any doubt, the exclusive right to give instructions to the financial institution at which such Deposit Account is maintained as to the disposition of funds or other property on deposit therein or credited thereto.  The Secured Party hereby covenants and agrees that it will not send any such notice to a financial institution at which any such Deposit Account is maintained directing the disposition of funds or other property therein unless and until the occurrence of an Event of Default.

(d) In connection with the foregoing, each Grantor hereby authorizes and directs each bank or other depository institution which maintains any Deposit Account to pay or deliver to the Secured Party upon the Secured Party’s written demand thereof made at any time after the occurrence of an Event of Default has occurred all balances in each Deposit Account with such depository for application to the Obligations then outstanding.

ARTICLE 7.

NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing, each Grantor covenants and agrees that it shall not:

7.1 Transfers; Liens and Encumbrances.

(a) Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except the Grantors may (i) lease, sell or dispose of Inventory in the ordinary course of business, and (ii) sell or dispose of assets the Grantors have determined, in good faith, not to be useful in the conduct of its business, and (iii) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice.

(b) Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Collateral other than Permitted Liens.

7.2 Restriction on Redemption and Cash Dividends

Directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock, including, without limitation, any preferred stock.

7.3 Incurrence of Indebtedness.

Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Debenture and other Permitted Indebtedness.

7.4 Places of Business.

Change its state of organization or its principal place of business without the written consent of the Secured Party.

7.5           No Amendments, Supplements or Modifications.  Amend, modify, supplement or amend and restate (a) any indebtedness of any Grantor or (b) any class of preferred stock of the Parent, including, without limitation, in each case, any securities convertible into the common stock of the Parent, other than in the ordinary course of business, without the prior written consent of the Secured Party.

ARTICLE 8.

MISCELLANEOUS

8.1 Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be

If to the Secured Party:	YA Global Master SPV, Ltd. 1012 Springfield Avenue Mountainside, New Jersey 07092 Attention: Mark Angelo Portfolio Manager Telephone: (201) 536-5115 Facsimile: (908) 232-3647
With a copy to:	David Gonzalez, Esq. 1012 Springfield Avenue Mountainside, NJ 07092 Telephone: (201) 536-5109 Facsimile: (908) 232-3647
And if to any Grantor:	c/o Intellicell Biosciences, Inc. 460 Park Avenue, 17th Floor New York, NY 10022 Attention: Steven Victor, MD, CEO Telephone: (212) 249-3050 Facsimile:
With a copy to:	K&L Gates LLP Southeast Financial Center, Suite 3900 200 South Biscayne Boulevard Miami, FL 33131-2399 Attention: Clayton E. Parker, Esq. Telephone: (305) 539-3300 Facsimile: (305) 358-7095
or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b) or (c) above, respectively.

8.2 Security Interest Absolute.

All rights of the Secured Party hereunder, the security interest in the Collateral and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Security Purchase Agreement, Debenture, the other Transaction Documents, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Security Purchase Agreement, Debenture, the other Transaction Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) the existence of any claim, set-off or other right which any Grantor may have at any time against any other Grantor or the Secured Party, whether in connection herewith or any unrelated transaction.

8.3 Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

8.4 Expenses.

Upon the occurrence of an Event of Default, the Grantors shall be jointly and severally liable to the Secured Party for any and all out-of-pocket expenses, including reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (a) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Collateral; (b) the exercise or enforcement of any of the rights of the Secured Party hereunder or (c) the failure by a Grantor to perform or observe any of the provisions hereof.

8.5 Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by a Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith.  Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of a Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantors in the case of any such amendment, change or modification.

8.6 Continuing Security Interest.

This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect so long as any of the Obligations shall remain outstanding and (b) be binding upon each Grantor and its successors and assigns and inure to the benefit of the Secured Party and its successors and assigns, but will not be assignable or delegable by the Grantors.  Upon the indefeasible payment in full of the Obligations, the security interests and liens on the Collateral granted hereunder shall automatically terminate, provided, however, at any time after such termination the Secured Party is required to return all or a portion of the Obligations, including, without limitation, pursuant to a claim by or on behalf of any Grantor or by or on behalf of any creditor of any Grantor, in connection with an insolvency proceeding or otherwise, the security interests and liens granted hereunder shall be automatically reinstated, without any further action of any party, and the Grantors shall, at the Grantors’ sole cost and expense, execute, deliver and file all such documents, instruments and agreements the Secured Party deems reasonably necessary to reinstate, protect and preserve the security interests and liens granted hereunder.  Notwithstanding anything to the contrary contained herein, the Grantors’ representations, warrants, agreements and indemnities shall survive any release of the Collateral hereunder.

8.7 Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

8.8 Indemnification.

The Grantors shall indemnify, defend, and hold the Secured Party, or any agent, employee, officer, attorney, or representative of the Secured Party, harmless of and from any claim brought or threatened against the Secured Party or any such person so indemnified by: any Grantor; any other obligor or endorser of the Obligations or any other person (as well as from reasonable attorneys' fees and expenses in connection therewith) on account of the Secured Party's relationship with the Grantors arising out of or otherwise relating to the Obligations, or any other obligor or endorser of the Obligations (each of which may be defended, compromised, settled, or pursued by the Secured Party with counsel of the Secured Party's selection, but at the expense of the undersigned).

8.9 Applicable Law: Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws thereof.  Each Grantor consents to the jurisdiction of the Superior Courts of the State of New Jersey sitting in Union County, New Jersey and the U.S. District Court for the District of New Jersey sitting in Newark, New Jersey in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.  Each Grantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.10 Waiver of Jury Trial.

AS A MATERIAL INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THE SECURITIES PURCHASE AGREEMENT, DEBENTURE AND OTHER TRANSACTION DOCUMENTS, EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

8.11 Right of Set Off.

The Grantors hereby grant to the Secured Party, a lien, security interest and right of setoff as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party or any of its affiliates, or any entity under the control of the Secured Party, or in transit to any of them.  At any time, without demand or notice, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Grantors even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE THE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

8.12 Liability of Grantors.

Notwithstanding any provision herein or in any other Transaction Document, the Grantors, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Grantors or of any of them).

8.13 Counterparts; Facsimile Signatures.

This Agreement may be executed and delivered by exchange of facsimile signatures of the Secured Party and the Grantors, and those signatures need not be affixed to the same copy.  This Agreement may be executed in any number of counterparts.

8.14 Entire Agreement.

This Agreement and the other documents or agreements delivered in connection herewith contain the entire understanding among the parties and supersede any prior agreement or understanding among them with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GRANTORS

INTELLICELL BIOSCIENCES, INC., a Nevada corporation

By:           ____________________________
Name:
Title:

INTELLICELL BIOSCIENCES, INC., a New York corporation

By:           ____________________________
Name:
Title:

ICBS RESEARCH CORP. a New York corporation

By:           ____________________________
Name:
Title:

TECH-STEM, INC., a New York corporation

By:           ____________________________
Name:
Title:

YA GLOBAL MASTER SPV, LTD. By: Yorkville Advisors Global, LLC, Its: Investment Manager By_______________________________ Name: Title:

EXHIBIT A

DEFINITION OF COLLATERAL

For the purpose of securing prompt and complete payment and performance by the Grantors of all of the Obligations, each Grantor unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following “Collateral” of the Grantors (all capitalized terms used herein and not defined in the Agreement shall have the respective meanings ascribed thereto in the UCC):

All personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all:

1.           Goods;

2.           Inventory, including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in the Grantors’ business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing;

3.           Equipment, including, without limitation, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Grantors (including automotive equipment and motor vehicles), now owned or hereafter acquired by the Grantor, and used or acquired for use in the business of the Grantors, together with all accessions thereto and all substitutions and replacements thereof and parts therefor and all cash or non-cash Proceeds of the foregoing;

4.           Fixtures, including, without limitation, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor;

5.           Instruments (including promissory notes);

6.           Documents;

7.           Accounts, including, without limitation, all Contract Rights and accounts receivable, health-care-insurance receivables, and license fees; any other obligations or indebtedness owed to a Grantor from whatever source arising; all rights of a Grantor to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of the Grantors in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Grantors as an unpaid seller of goods or services, including, without limitation the rights of stoppage in transit, replevin, reclamation and resale and all of the foregoing, whether now existing or hereafter created or acquired;

8.             Contracts and Contract Rights, including, to the extent not included in the definition of Accounts, all rights to payment or performance under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper;

9.             Chattel Paper (whether tangible or electronic);

10.           Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account);

11.           Money, cash and cash equivalents;

12.           Letters of Credit and Letter-of-Credit Rights (whether or not the Letter of Credit is evidenced by a writing);

13.           Commercial Tort Claims;

14.           Securities Accounts, Security Entitlements, Securities, Financial Assets and all other Investment Property, including, without limitation, all ownership or membership interests in any subsidiaries or affiliates (whether or not controlled by the Grantors);

15.           General Intangibles, including, without limitation, all Payment Intangibles and Intellectual Property, tax refunds and other claims of the Grantors against any governmental authority, and all choses in action, insurance proceeds, goodwill customer lists, formulae, permits, research and literary rights, and franchises.

16.           Farm Products;

17.           All books and records and information (including all ledger sheets, files, computer programs, tapes and related data processing software) evidencing an interest in or relating to any of the foregoing and/or to the operation of the Grantors’ business, and all rights of access to such books and records, and information, and all property in which such books and records, and information are stored, recorded and maintained.

18.           To the extent not already included above, all Supporting Obligations, and any and all cash and non-cash Proceeds, products, accessions, and/or replacements of any of the foregoing, including proceeds of insurance covering any or all of the foregoing.

SCHEDULE 1
(Indebtedness)

2013-14 Transactions
Name	Description	Amount	Date	TA Letter - Shares reserve	Conversion	Notes
Barry Liben	Securities Settlement Agreement	$65,000.00	27-Jan-14	65,000,000.00	$58,285.50	First conversion (will have $6,714.50 left)
Brother Capital	Securities Settlement Agreement	$75,000.00	13-Jan-14	75,000,000.00	$45,975.00	First conversion (will have $29,025 left)
Empire Equity LTD	Securities Settlement Agreement	$100,000.00	28-Jan-14	100,000,000.00	$50,000.00	First conversion (will have $50,000 left)
Dr. Michael Kesslebrenner	Securities Settlement Agreement	$25,000.00	10-Jan-14	25,000,000.00		Did not convert yet?
Burrington Capital	Securities Settlement Agreement	$100,000.00	2-Jan-14		$26,000.00	Last conversion for Securities Settlement
	Securities Settlement Agreement	$100,000.00	5-Feb-14		$26,750.00	First Conversion ($73,250 left)
Patrick Tuohy	Securities Settlement Agreement	$10,000.00	27-Jan-14	10,000,000.00	$10,000.00	First and only Conversion needed
Hudson	Securities Settlement Agreement	$300,000.00				$18,700 Outstanding
WHC	Securities Settlement Agreement	$100,000.00		No shares left in reserve		$38,502.72 Outstanding
LG		$250,000.00				$53,787.39 Outstanding
JMJ	Convertible Note	$150,000.00		No shares left in reserve		$77,774.44 Outstanding + interest
	Convertible Note	$25,000.00				$31,111.11 Outstanding + interest

Name	New Debt	Amount	Date
Barry Liben	Convertible Note	$70,000.00	27-Jan-14
Brother Capital	Convertible Note	$75,000.00	21-Jan-14
Empire Equity LTD	Convertible Note	$100,000.00	28-Jan-14
Dr. Michael Kesslebrenner	Convertible Note	$25,000.00	10-Jan-14
Burrington Capital	Convertible Note	$100,000.00	2-Jan-14
	N/A
Patrick Tuohy	N/A
Hudson	Convertible Note	$100,000.00
WHC	Convertible Note	$75,000.00	15-Nov-13
LG
JMJ

Redwood Managemnt Analysis of SVFC Intellicel Bioscience Investments						12%
14.1.28
Owner	Deal #	Names	Dates		Total	assigned	Net	Interest	Converted	Balance remaing + Interest
RM	SVFC1	Bluming, et al	13.8.7	DEBT	$878,644	$(400,000)	$478,644	$50,263.25	$323,440	$155,204
RM	SVFC2	JSA,et al	13.8.23	DEBT	$430,000	$-	$430,000	$22,336.44	$237,283	$192,717
RM	SVFC3	SRFF	13.9.16	DEBT	$386,495	$-	$386,495	$17,026.96	$-	$386,495
Red 2	SVFC4	JJK	13.10.25	DEBT	$153,442	$-	$153,442	$4,792.42	$-	$153,442
RM	SVFC5	Victor/Rhodes	13.10.25	DEBT	$1,250,000	$-	$1,250,000	$39,041.10	$-	$1,250,000
$-
RM	convert	Intellicell	14.1.17	Conv	$67,000	$-	$67,000	$242.30	$-	$67,000
Red2	convert	Intellicell	13.8.5	Conv	$250,000	$-	$250,000	$14,465.75	$-	$250,000
Red3					$75,000
Total			$3,490,581	($400,000)	$3,090,581	$148,168.00	$560,723	$2,454,858
										$2,454,858

MD Global Partners LLC	convertible Note	$20,000.00	4-Sep-13
	convertible Note	$35,000.00	6-Nov-13
	convertible Note	$50,000.00	9-Jan-14

Magna / Dominion	Convertible Debenture	$535,833.33
	Interest Accrued to date	$27,332.88
	Total outstanding as of 1/23/2014	$563,166.21
	Add: Prepayment (30%)	$168,949.86
	Total balance due 1/23/2014	$732,116.07

Vendor Debt
Vendor		Agency	Contact Information	Email	Amount	Notes
Ed Allera	FDA Lawyer	N/A	Barbara Ricciardi 202-452-7936		$525,583.00
Hunton & Willians	Patent Lawyer	N/A	Anita 202-955-1632	anankervis@hunton.com	$135,524.66
Rubenstein Investor Relations		N/A	212-843-1900		$15,750.00
Traxle Laboratory Furniture Systems	Lab furniture	N/A	908-410-6937		$6,285.00
Shore Group	Phones	N/A	Barbara Garcia -O: 212-364-6729 C: 201-679-4327	barbara.garcia@shoregroup.com	$13,233.68
Millipore	Lab equipment	File #777698	Mike Foxx: 773-205-3188	mfoxx@arhelp.com	$13,610.52
Heilsher	Lab equipment	Richard, James & Associates	Tanya Webb 360-213-0604	twebb@richardjamesinc.com	$8,522.00
Sichenzia Ross Friedman and Ference	Redwood picking up	N/A			$474,764.00
Biologics Consulting Group	FDA Consultants	ABNA International	Joe Kennedy 302-338-9616		$93,005.93
Jankoff & Gabe	Lawyer	Morris Gellar Law Firm	Morris Gellar 516-220-1752	mgadv1@aol.com	$13,080.00	Paid Half on 2/5/2014: $9,071.38
Epstein Becker & Green	lawyer	N/A	Jeanie Sammarco -212-351-4550		$16,618.66
Reed Smith	Lawyer	N/A	Bee McNamry 412-288-5431	bmcnamry@reedsmith.com	$15,105.40
Unitex	Surgical uniforms	ACL Adjustments File #752.0148	Kathleen Pikart 201-288-7144	kpiekart@aclcollect.com	$3,812.23
Mintz Levin	Lawyers	N/A	Chuck Horian 617-348-4969	billing@mintz.com	$25,382.12
Luckossky law Firm	Lawyers				$124,812.45
Roth Law Firm	Lawyers	N/A	Richard Roth 212-542-8882		$196,612.00
Himmelstein Esq	Lawyers	N/A	212-349-3000		$2,264.93
CFO Squad	CFO				$8,500.00
Rutgers	Lab study	N/A	Frank Cochan 848-932-4125	cotchan@rci.rutgers.edu	$25,000.00
Rick Leimach	former CFO				$50,906.00
Michael Friedman	Employee				$200,000.00
Ludlow Research	IR				$15,000.00
Robert Sexaeur	Employee				$200,000.00
Univ. of FL	Lab Study	N/A	Warren Russle Stamp 352-39206626	wstam@eng.ufl.edu	$33,781.00
DawnBeto	Lawyer				$6,000.00
					$2,223,153.58
PAID

Promissory Notes - 1-1-14
Name	Date	Amount
University of Florida, Department of Materials Science and Engineering	1.1.14	$33,781.00
The Roth Law Firm, PLLC	1.1.14	$196,612.00
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.c.	1.1.14	$25,382.12
Lucosky Brookman, LLP	1.1.14	$124,812.45
Hunton & Williams	1.1.14	$187,106.57
Dr. Michael Friedman	1.1.14	$200,000.00
Buchanan Ingersoll & Rooney, PC	1.1.14	$525,583.00
Biologics Consulting Group, Inc.	1.1.14	$93,005.93

		$1,386,283.07

SCHEDULE 4
(Intellectual Property)

Copyrights

NONE

Copyright Licenses

NONE
Patents

Country	Patent Application No. Patent No.	Filing Date Issue Date	Owner
ULTRASONIC CAVITATION DERIVED STROMAL OR MESENCHYMAL VASCULAR EXTRACTS AND CELLS DERIVED THEREFROM OBTAINED FROM ADIPOSE TISSUE AND USE THEREOF
US	8,440,440	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
US-CON	13/745,367	1-Jan-2013	Intellicell Biosciences, Inc. (NY corporation)
PCT	PCT/US11/64464	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
AU	2011352928	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
CA	2823123	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
CN	201180068607.8	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
EPO	11854049.1	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
KR	10-2013-7020022	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
NZ	612801	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
TH	1301003638	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
HK	201180068607.8	12-Dec-2011	Intellicell Biosciences, Inc. (NY corporation)
ISOLATION OF STROMAL VASCULAR FRACTION FROM NON-LIVING ADIPOSE TISSUE USING ULTRASONIC CAVITATION
PRO	61/674,116	20-Jul-2012	Intellicell Biosciences, Inc. (NY corporation)
PRO	61/721,917	02-Nov-2012	Intellicell Biosciences, Inc. (NY corporation)
PCT	PCT/US13/51238	19-Jul-2013	Intellicell Biosciences, Inc. (NY corporation)
METHOD OF HARVESTING SVF FROM VARIOUS TISSUES USING INDIRECT ULTRASONIC CAVITATION
PRO	61/773,482	06-Mar-2013	Intellicell Biosciences, Inc. (NY corporation)
PRO	61/793,934	15-Mar-2013	Intellicell Biosciences, Inc. (NY corporation)
ISOLATION OF SVF FROM ADIPOSE TISSUE OBTAINED USING HOMOGENIZATION WITH BEADS
PRO	61/693,982	28-Aug-2012	Intellicell Biosciences, Inc. (NY corporation)
PCT	PCT/US13/57007	28-Aug-2013	Intellicell Biosciences, Inc. (NY corporation)
ALLOGENEIC STORMAL VASCULAR FRACTION TRANSPLANTATION BY BLOOD TYPE MATCHING
PRO	61/784,173	14-Mar-2013	Intellicell Biosciences, Inc. (NY corporation)

Patent Licenses

NONE

Trademarks

Registered Owner of Trademark or Service Mark	Trademark or Service Mark	Country	Registration or Application Number	Registration or Application Date
Intellicell Biosciences, Inc., a New York corporation	Intellicell Biosciences	USA	4463026	1/7/2014
Intellicell Biosciences, Inc.	IntelliCell	USA	4481456	2/11/2014
Intellicell Biosciences, Inc.	IntelliCell	USA	86104962	10/29/2013
Steven Victor	IntelliCell	USA	85546455	2/17/2012

Trademark Licenses

NONE

SCHEDULE 4.2
(Permitted Liens)

Name of Holder of Lien/Encumbrance	Description of Property Encumbered	Company/Subsidiary
IRS		Intellicell Biosciences, Inc.
NY Department of Taxation and Finance		Intellicell Biosciences, Inc.
Commissioner of Labor, State of New York		Inellicell Biosciences, Inc.

SCHEDULE 4.3
(Addresses)

Name	Address
Intellicell Biosciences, Inc., a Nevada corporation	460 Park Avenue 17th Floor New York, NY 10022
Intellicell Biosciences, Inc., a New York corporation	460 Park Avenue 17th Floor New York, NY 10022
ICBS Research Corp.	460 Park Avenue 17th Floor New York, NY 10022
Tech-Stem, Inc.	460 Park Avenue 17th Floor New York, NY 10022

SCHEDULE 4.4
(Location, State of Incorporation, Name)

Name	Place of Business	State of Incorporation/Formation	Organization ID
Intellicell Biosciences, Inc., a Nevada corporation	460 Park Avenue 17th Floor New York, NY 10022	Nevada	C5404-1999
Intellicell Biosciences, Inc., a New York corporation	460 Park Avenue 17th Floor New York, NY 10022	New York	3984763
ICBS Research Corp.	460 Park Avenue 17th Floor New York, NY 10022	New York	2184769
Tech-Stem, Inc.	460 Park Avenue 17th Floor New York, NY 10022	New York	3953711

SCHEDULE 5
(Real Estate)

NONE

SCHEDULE 6.12
(Current Subsidiaries)

Intellicell Biosciences, Inc., a Nevada corporation, owns 100% of the common stock of Intellicell Biosciences, Inc., a New York corporation

Intellicell Biosciences, Inc., a New York corporation, owns 100% of the common stock of ICBS Research, Inc., a New York corporation

Intellicell Biosciences, Inc., a New York corporation, owns 100% of the common stock of Tech-Stem, Inc., a New York corporation

ICBS Research Corp., a New York corporation, has no subsidiaries

Tech-Stem, Inc., a New York corporation, has no subsidiaries

SCHEDULE 6.15
(Commercial Tort Claims)

NONE

SCHEDULE 6.16 (a)
(Deposit Accounts)

Name	Name of Depositary Institution	Type of Account (i.e. Deposit, Commodity, Payroll, Securities,)	Account Number
Intellicell Biosciences, Inc., a New York corporation	JPMorgan Chase	Checking	518615872
ICBS Research Corp.	JPMorgan Chase	Checking	528790053